Exhibit 10.1

Amended and Restated Shareholders Agreement – On Listing (Reflecting Resolution #3)

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

Masonite International Corporation/Corporation Internationale Masonite

and

Certain Shareholders of Masonite International Corporation

Amended and Restated Shareholders Agreement – On Listing (Reflecting Resolution #3)

TABLE OF CONTENTS

1.	DEFINITIONS.		2

	1.1	Definitions.	2

2.	CORPORATE MATTERS.		2

	2.1	Board Committees.	2
	2.2	Conflicts of Interest – Affiliate Transactions Policy.	2
	2.3	Conflicts of Interest – Competitively Sensitive Information.	2
	2.4	Distributions/Dividends.	3
	2.5	Subsidiaries.	3

3.	VOTING/CONTRIBUTION OF CAPITAL.		3

	3.1	Voting Rights.	3
	3.2	Contribution of Capital.	3

4.	TRANSFER RESTRICTIONS.		3

	4.1	Transfers Allowed.	3
	4.2	Transferees to Become Parties.	3
	4.3	Restrictions on Number of Holders of Record.	4
	4.4	Other Restrictions on Transfer and Agreement to be Bound.	4
	4.5	Application to Securities Regulators.	5

5.	REMEDIES.		4

	5.1	Generally.	4

6.	LEGENDS.		4

	6.1	Shareholder Agreement – Restrictive Legend.	4
	6.2	Securities Laws Legend.	4
	6.3	Stop Transfer Instruction.	6

7.	AMENDMENT, TERMINATION ASSIGNMENT, ETC.		4

	7.1	Oral Modifications.	4
	7.2	Written Modifications.	4
	7.3	Termination.	5
	7.4	Effect of Termination.	5
	7.5	Assignment.	5

8.	REGISTRATION RIGHTS.		5

	8.1	Demand Registration Rights.	5
	8.2	Prospectus Form.	6
	8.3	Effective Registration.	6
	8.4	Piggy-Back Registration Rights.	7
	8.5	Exclusions from Piggy-Back Registration Rights.	7
	8.6	Additional Procedures Relating to Piggyback Registration Rights.	8
	8.7	Priority on Registrations.	8
	8.8	Selection of Underwriters.	8

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	8.9	Holdback.	9
	8.10	Obligations of the Company.	9
	8.11	Indemnification by the Company.	11

9.	INFORMATION RIGHTS.		12

	9.1	Historical Financial Information.	12
	9.2	Disclosure of Shareholder Holdings.	16

10.	MISCELLANEOUS.		15

	10.1	Authority; Effect.	15
	10.2	Notices.	15
	10.3	Binding Effect, Etc.	16
	10.4	Descriptive Headings.	16
	10.5	Counterparts.	17
	10.6	Severability.	17
	10.7	No Recourse.	17
	10.8	Aggregation of Shares.	17
	10.9	Confidentiality; Opportunities.	17
	10.10	Lenders.	18

11.	GOVERNING LAW.		19

	11.1	Governing Law.	19
	11.2	Consent to Jurisdiction.	19
	11.3	Waiver Of Jury Trial.	19
	11.4	Exercise of Rights and Remedies.	20

12.	DEFINITIONS.		20

	12.1	Certain Matters of Construction.	20
	12.2	Definitions.	20

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Amended and Restated Shareholders Agreement – On Listing (Reflecting Resolution #3)

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Amended and Restated Shareholders Agreement (the “Agreement”) is made as of —, 20    , amending and restating the Shareholders Agreement made as of June 9, 2009, as amended by and among:

(i)	Masonite Worldwide Holdings Inc. (now Masonite International Corporation/Corporation Internationale Masonite), a British Columbia corporation (and together with its successors and permitted assigns, the “Company”); and

(ii)	each Person that (a) received common shares of the Company (the “Shares”) upon completion of a plan of arrangement effected pursuant to Section 192 of the Canada Business Corporations Act and a Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) on June 9, 2009 (collectively, the “Plan”); (b) receives Shares upon the exercise of Warrants and Additional Warrants (as defined in the Plan and for purposes herein, together, the “Warrants”) of the Company, or is, or becomes, entitled to receive (or receives) Shares of the Company pursuant to a SAR or RSU (as defined in the Incentive Plan, as hereinafter defined) granted under the 2009 Equity Incentive Plan of the Company from time to time (the “Incentive Plan”); (c) the Board determines to issue Shares of the Company to (each such Person and any other Person who receives Shares as a transferee of any Person identified in (a), (b) or (c) above, a “Shareholder” and together, the “Shareholders”).

RECITALS

1.	The Company has been formed for the purpose of engaging in and implementing certain reorganization transactions (the “Transaction”) as contemplated by the Plan.

2.	Pursuant to the Plan, certain Shareholders acquired, in exchange for the Senior Secured Claims of the Senior Secured Creditors of Masonite International Corporation and Masonite Corporation and in exchange for Notes held by the Noteholders of Masonite International Corporation and Masonite Corporation (all as defined in the Plan) Shares.

3.	The Company held all of the shares of Masonite International Corporation/Corporation Internationale Masonite, a newly amalgamated company formed under the Canada Business Corporations Act pursuant to the Plan (“Amalco”), and Amalco held, directly or indirectly, all of the shares of the foreign operating Subsidiaries and U.S. operating Subsidiaries of the Company.

4.	On July 4, 2011, the Company and Amalco were amalgamated as one company under the name Masonite International Corporation/Corporation Internationale Masonite. All references herein to the Company shall be deemed to be references to Masonite International Corporation/Corporation Internationale Masonite.

5.	Other than the Warrants granted pursuant to the Plan, or securities granted to employees, directors, officers, contractors or other Participants (as hereinafter defined) of the

Company and its Subsidiaries under the Incentive Plan or other equity incentive plans, there are no Convertible Securities (as hereinafter defined) or other equity securities outstanding as of the date hereof.

6.	Pursuant to the Plan, all Shareholders will be bound by this Agreement upon receiving Shares pursuant to the Plan.

7.	In accordance with the Plan and to reflect certain amendments approved by shareholders at a meeting of shareholders on March 1, 2012, the parties believe that it is in the best interests of the Company and the Shareholders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	DEFINITIONS.

1.1	Definitions.

Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 12.

2.	CORPORATE MATTERS

2.1	Board Committees.

The Board shall establish an Audit Committee, a Nominating Committee and a Compensation Committee and such other committees of the Board, including appointing members thereof and the powers and duties afforded thereto, as determined by the Board from time to time and pursuant to the Company’s articles in effect from time to time (the “Articles”).

2.2	Conflicts of Interest – Affiliate Transactions Policy.

The Board shall adopt and maintain an affiliate transactions policy that will, to the extent permitted by applicable law, deem a director to have a disclosable interest with respect to any affiliate transactions or other transactions in respect of which such director has a conflict of interest due to his or her affiliation with a significant Shareholder or other person. Such policy shall provide that once deemed to have a disclosable interest, to the extent permitted by applicable law, such director shall not be entitled to participate in any discussion regarding or vote on such transaction.

2.3	Conflicts of Interest – Competitively Sensitive Information.

If a majority of the Board determines that a matter or information relating to the Company’s strategy, business plan, budget or operations is competitively sensitive in relation to a director, such director will be deemed to have a disclosable interest in the matter, and to the extent permissible by applicable law, such director shall not be entitled to receive any information, participate in any discussion or vote on the matter to the extent it relates to the area of competition deemed to be a conflict of interest.

2.4	Distributions/Dividends.

The Board will determine, from time to time in accordance with the Articles the extent to which distributions and/or dividends will be made to holders of Shares and the manner and/or form any such distributions and/or dividends will take and be made.

2.5	Subsidiaries.

The articles, by-laws and other organizational documents of any significant operating Subsidiary of the Company will contain provisions relating to its board of directors which have substantially the same effect as set forth in this Section 2.

3.	VOTING/CONTRIBUTION OF CAPITAL.

3.1	Voting Rights.

If a vote of holders of Shares is required under any applicable law or is determined to be otherwise desirable by the Board in connection with any matter, each holder of Shares shall be entitled to cast all votes to which such holder is entitled in respect of the Shares whether at any annual or special meeting, by written consent or otherwise, in the manner such holder determines.

3.2	Contribution of Capital.

No Shareholder shall be under any obligation to acquire additional Shares or other interest of any nature whatsoever, make capital contributions to or make loans to or guarantee the indebtedness of the Company or any of its Subsidiaries or any other Person.

4.	TRANSFER RESTRICTIONS.

4.1	Transfers Allowed.

Subject to the restrictions on Transfer contained elsewhere in this Agreement and in the Articles:

4.1.1 Sales to the Company. Any sale of Shares to the Company or any repurchase by the Company of Shares shall not be subject to the restrictions on Transfer contained in this Agreement but will be subject to applicable law and the Articles.

4.2 Application to Securities Regulators

Each Shareholder agrees that the Company may make application to the relevant Canadian securities regulatory authorities on behalf of the Company, the Shareholders and any future offeror for an order exempting any future take-over bids or issuer bids made in respect of the Shares or other securities of the Company from all of the formal bid requirements applicable to take-over bids or issuer bids under applicable Canadian securities laws upon such terms and conditions as may be granted by such Canadian securities regulatory authorities and as are acceptable to the Board, acting reasonably, and hereby expressly consents to the making of such application and the granting of such exemption order by the Canadian securities regulatory authorities.

5.	REMEDIES.

5.1	Generally.

The parties shall have available all remedies at law, in equity or otherwise in the event of any breach or violation of this Agreement or the Articles or any default hereunder or thereunder. The parties acknowledge and agree that in the event of any breach of this Agreement or the Articles, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

6.	LEGENDS.

6.1	Securities Laws Legend.

Each certificate representing Shares, if any, and/or any notification of restrictions identified in the electronic position representing beneficial ownership of Shares shall have such legends as the Company may determine, in its sole discretion, so as to comply with all U.S. and Canadian applicable laws.

6.2	Stop Transfer Instruction.

The Company may instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

7.	AMENDMENT, TERMINATION ASSIGNMENT, ETC.

7.1	Oral Modifications.

This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

7.2	Written Modifications.

This Agreement may be amended or modified (an “Amendment”) only by (i) instruments in writing signed by the Company and by Shareholders representing at least two-thirds (or 66  2/3%) of the then issued and outstanding number of Shares or (ii) a resolution passed at a meeting of Shareholders called for the purpose of considering such Amendment, by Shareholders holding at least two-thirds (or 66  2/3%) of Shares voted at such meeting in respect of the Amendment (and which Amendment shall include a resolution to amend the Articles as necessary in respect of such Amendment); provided that (a) if any Amendment is adverse to the rights of any Shareholder in a manner or to an extent proportionately and materially differing from that of other Shareholders by reason of such Amendment not treating all Shareholders alike, then such Amendment shall not be effective unless consented to by such Shareholder; and (b) if any Amendment that treats the Warrant holders, in their capacity as such, in an inconsistent and adverse manner as contrasted to the holders of the Shares, such Amendment shall not be effective as to the Warrant holders without the prior written consent of Persons holding more than 50.1% of the Warrants as of the time of the applicable Amendment.

7.3	Termination.

This Agreement shall terminate automatically, without any further action required on the part of the Company, the Board or Shareholders, upon the earlier of: (a) the date upon which the Company completes a Qualified Initial Public Offering (except that in such event the registration rights described herein shall continue, but only for the benefit of Shareholders who (i) received Shares pursuant to the Plan, (ii) received or are entitled to receive Shares pursuant to the Incentive Plan; or (iii) transferees of anyone in (i) or (ii)); or (b) the date upon which Shareholders representing at least two-thirds (or 66  2/3%) of the issued and outstanding number of Shares approve, by instruments signed by them, the termination of this Agreement, which agreement shall include a resolution to amend the Articles as necessary in respect of such termination.

7.4	Effect of Termination.

No termination of this Agreement shall relieve any Person of liability for breach prior to termination.

7.5	Assignment.

This Agreement is not assignable by any Shareholder except in connection with a Transfer completed in accordance with the provisions herein.

8.	REGISTRATION RIGHTS.

8.1	Demand Registration Rights

8.1.1 At any time after the first anniversary of the date of this agreement any Shareholder or group of Shareholders (a “Requesting Holder”) may make a written request to the Company for registration under and in accordance with the provisions of the Act of all or part of the Registrable Securities in an aggregate amount of not less than the Minimum Percentage. Promptly upon receipt of any such request (but in no event more than five business days thereafter), the Company will serve written notice (the “Demand Notice”) of such registration request to each Shareholder, and the Company will use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act for public sale of all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the Demand Notice has been given to the applicable parties. All requests made pursuant to this Section 8.1 will specify the aggregate amount of Registrable Securities to be registered at such Requesting Holder’s request and will also specify the intended methods of disposition thereof. The “Minimum Percentage” shall mean, with respect to the then issued and outstanding Shares, during the second year following the effective date of the Plan (the “Confirmation Date”), 50%; and thereafter until the occurrence of a Qualified Initial Public Offering, 10%.

8.1.2 The Company will pay all reasonable expenses of Requesting Holders (including the reasonable expenses of a single legal counsel for all such holders) incurred in connection with two Demand Registrations made by each Requesting Holder pursuant to this Section 8.1, other than underwriting discount and commissions, if any, and applicable transfer taxes, if any. Subject to Section 8.4 and Section 8.5, the Company and other holders of Shares may include such Shares in such Demand Registration and such other holders of Shares shall be given notice of the registration as set forth above.

8.1.3 If the Company is requested to effect a Demand Registration and the Board determines, following consultation with counsel, that the filing of a registration statement would require the Company to disclose a material financing, acquisition or other corporate development which has not been disclosed publicly and such premature disclosure would be materially adverse or otherwise detrimental to the Company, such determination to be made by the Board in its sole discretion, in consultation with counsel, the Company shall have the right to defer such filing for a period of not more than forty-five (45) days after receipt of the request for such registration from the Requesting Holders, provided that such right may not be exercised more than once in any 12 month period and provided further that the Company shall not be required to state the specific nature of the corporate development giving rise to its decision to defer such filing. If the Company shall so postpone the filing of a registration statement and if the Requesting Holders, within thirty (30) days after receipt of a notice of postponement from the Company, advise the Company in writing that they have determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and such request shall be deemed not to have been exercised for purposes of determining whether such Shareholders have exercised their right to one of the two Demand Registrations permitted to such Shareholder pursuant to this Section 8.1.

8.2	Prospectus Form.

Demand Registrations under Section 8.1 shall be on such appropriate registration form of the SEC:

(a) as shall be selected by the Company and as shall be reasonably acceptable to the Requesting Holders participating in the registration; and

(b) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Requesting Holders’ request for such registration.

8.3	Effective Registration.

The Company shall be deemed to have effected a Demand Registration:

(a) if the U.S. Prospectus relating to such Demand Registration is declared effective by the SEC and remains effective for one hundred twenty (120) days thereafter (or such shorter period ending when all Shares covered by such U.S. Prospectus have been sold or withdrawn); or

(b) at any time after the Requesting Holders request a Demand Registration and prior to the effectiveness of the U.S. Prospectus, the registration or distribution is discontinued or such U.S. Prospectus is withdrawn or abandoned by the Requesting Holders, in each case after the filing of the U.S. Prospectus with the SEC, at the request of the Requesting Holders; provided, however, that if at the time of such withdrawal, the Requesting Holders have learned of (i) an adverse material change in the condition, business or prospects of the Company from that known to the Requesting Holders at the time of their request, or (ii) a material breach by the Company of securities laws, regulations or rules and have withdrawn the request for a Demand Registration with reasonable promptness following disclosure by the Company of such adverse material change or the Requesting Holders becoming aware of such material breach, then the Requesting Holders shall retain their rights pursuant to Section 8.1 and such withdrawn registration shall not be deemed to be the exercise of their right to a Demand Registration pursuant to Section 8.1. Notwithstanding any of the foregoing, in the event that the Demand Registration(s) requested by a Shareholder do not result in the consummation of any sale of Shares, but are deemed to have been “effected” pursuant to the terms of this Section 8.3, such Shareholder shall, if it pays a pro-rata portion of the costs and expenses relating thereto, be entitled to one additional Demand Registration after a Qualified Initial Public Offering that results in the consummation of the sale of Shares by such Shareholder.

8.4	Piggy-Back Registration Rights.

Each time that the Company proposes to register any Shares under the Act on a form which would permit registration of Registrable Securities for sale to the public, the Company will give notice to all holders of Registrable Securities of its intention to do so, and such notice shall indicate the type and amount of securities proposed to be so registered, the proposed means of distribution of such securities and the proposed managing underwriters of such offering, if any. Any such holder may, by written response delivered to the Company within twenty (20) days after the date of delivery of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will cause to be included in such registration under the Act all Shares which the Company has been so requested to register by such holders, subject to Section 8.7, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of Shares in such underwritten Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 8.4 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 8.1.

8.5	Exclusions from Piggy-Back Registration Rights.

The Company shall not be obligated to effect any registration of Registrable Securities under Section 8.4 incidental to the registration of any of its securities in connection with:

(a) any offering relating to only employee benefit plans or dividend reinvestment plans; or

(b) any offering on Form S-4 relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other Person.

8.6	Additional Procedures Relating to Piggyback Registration Rights.

Holders of Shares participating in any Public Offering pursuant to Section 8.4 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Shares in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling holders in connection therewith and being liable in respect of the representations and warranties customarily given by Shareholders with respect to name, address and number and ownership of Shares for the benefit of the underwriters; provided, however, that with respect to representations, warranties, indemnities and agreements of a seller of Shares in a Public Offering (which shall be limited to and shall concern only such seller’s own holdings), the aggregate amount of liability shall not exceed such seller’s net proceeds from such offering.

8.7	Priority on Registrations.

If, in connection with: (i) a Demand Registration pursuant to Section 8.1 that involves an underwritten Public Offering; or (ii) the exercise of any piggyback registration rights pursuant to Section 8.4 in respect of any proposed Public Offering, the managing underwriter or underwriters of such proposed Public Offering advises the Company that in its opinion the number of securities requested to be included in such Demand Registration or as a result of the exercise of such piggyback registration rights, as the case may be, would be reasonably likely to adversely affect the price, timing or distribution of the securities offered, then the Company will include in such registration:

(a) first, the number of Shares that, in the opinion of such managing underwriter or underwriters can be sold in the offering without an adverse effect on the price, timing or distribution of the securities offered, selected pro rata among the holders of Shares based upon their relative proportionate total holdings of Shares; and

(b) second, the number of Shares which the Company has requested be included in such registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above.

If as a result of the priority provisions set forth in Section 8.7(a), the number of Registrable Securities registered pursuant to Section 8.7(a) is less than 70% of the number of Registrable Securities set forth in the requests made by a Requesting Holder under Section 8.1 and such Requesting Holder shall have already requested registration under Section 8.1 on two occasions, then such Requesting Holder shall have the right to make one additional occasion to request registration under Section 8.1.

8.8	Selection of Underwriters.

If any offering pursuant to a Demand Registration involves an underwritten Public Offering, the Requesting Holder(s) participating in such Demand Registration shall have the right, subject to the consent of the Company (which consent shall not be unreasonably withheld), to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing.

8.9	Holdback.

(a) In the case of an underwritten offering of securities by the Company, each Shareholder agrees, if and to the extent requested by the managing underwriter of such underwritten offering, that it shall not during the period beginning on, and ending not later than one hundred and eighty (180) days in the case of a Qualified Initial Public Offering or ninety (90) days otherwise (in each case subject to one extension of no more than 17 days if required by the underwriters) (or such shorter period as may be permitted by such managing underwriter) after, the effective date of the registration statement filed in connection with such registration (the “Holdback Period”), except for Registrable Securities included in such registration, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise Transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise. No Shareholder subject to this Section 8.9 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to or contemplated by this Section 8.9 unless all Shareholders are also released from their obligations under Section 8.9. In the event of any such release the Company shall notify the Shareholders of any such release within three (3) business days after such release. If requested by the managing underwriter, each Shareholder shall enter, and shall use commercially reasonable efforts to ensure that each Affiliate of such Shareholder holding Registrable Securities enters, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

(b) In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

8.10	Obligations of the Company.

Whenever required under this Article 8 to effect the registration or qualification by prospectus of any Registrable Securities, the Company shall use its best efforts to:

(a) prepare and file with the SEC a U.S. Prospectus with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such U.S. Prospectus effective for a period of up to one hundred and twenty (120) days or until the distribution contemplated in the U.S. Prospectus has been completed, whichever period is shorter; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Requesting Holder refrains from selling any securities included in such registration at the request of an underwriter of the Company;

(b) prepare and file with the SEC such amendments and supplements to such U.S. Prospectus as may be necessary to comply with the provisions of the Act and other applicable securities laws, rules and policies with respect to the disposition of all securities covered by such U.S. Prospectus;

(c) notify the participating holder promptly of (i) the time when such U.S. Prospectus has become effective or an amendment or supplement to any U.S. Prospectus has been filed; and (ii) the issuance of any stop order by the SEC suspending the effectiveness of such U.S. Prospectus with respect to the distribution of securities under such U.S. Prospectus or the initiation or threatening of any proceedings for that purpose;

(d) furnish to the holders participating in such registration such number of copies of a U.S. Prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and other applicable securities laws, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities in such registration;

(e) register and qualify the securities covered by such U.S. Prospectus under the securities or “blue sky” laws of such jurisdictions as the holders participating in such registration, or in the case of an underwritten Public Offering, the managing underwriter, reasonably shall request; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) in the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and make such representations and warranties and provide such indemnities with respect to the registration statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriters of the Registrable Securities, in form, substance and scope as are customarily made in connection with offerings of Registrable Securities in transactions of such kind;

(g) notify each holder of Registrable Securities covered by such U.S. Prospectus at any time when it is required to be delivered under the Act and other applicable securities laws, rules and policies of the happening of any event as a result of which the U.S. Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (and in any such event, suspend sales under such prospectus until the Company files the necessary amendment or supplements thereto);

(h) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation;

(i) provide a transfer agent or registrar for all Registrable Securities registered pursuant hereunder and a CUSIP/ISIN number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) furnish, at the request of any holder requesting registration of Registrable Securities pursuant to this Article 8, if such securities are being sold through underwriters, (i) an opinion, and updates thereto, of the counsel representing the Company for the purposes of such registration, in substantially the form as is customarily given to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and (ii) a letter, and updates thereto, from the independent certified public or chartered accountants to underwriters in such offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities; provided in any such case, the Company is required to provide such opinion or letter, as the case may be, to the underwriters in such offering;

(k) take all such other actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities to be sold; and

(l) comply with all applicable rules and regulations of the SEC, and generally make available to holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Act and may be prepared in accordance with Rule 158 under the Act.

8.11	Indemnification by the Company.

8.11.1 In the event any Registrable Securities are included in a registration statement pursuant to this Agreement, the Company shall indemnify and hold harmless each Shareholder, its Affiliates, employees, officers, directors, agents and constituent partners (within the meaning of the Act and the Exchange Act) against all losses, claims, damages, liabilities (joint or several) and expenses (or actions in respect thereof) in connection with any sale of Registrable Securities pursuant to a registration statement arising out of or based upon (i) any violation or alleged violation of the Act or any rule by the Company or any of its Affiliates, employees, officers, directors or agents or (ii) any untrue or alleged untrue statement of a material fact contained in any registration statement or preliminary or final prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are contained in any information furnished in writing to the Company by or on behalf of such Shareholder or other indemnified Person expressly for use therein (such information being provided in a Shareholder’s capacity as a Shareholder and not as an employee of the Company) or are caused by such Shareholder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of same. The Company will pay, indemnify, hold harmless and reimburse each Shareholder and its Affiliates, employees, officers, directors, agents and constituent partners for any reasonable legal and other expenses as incurred in connection with investigating or defending any such losses, claims, damages, liabilities, expenses or actions for which such Person is entitled to indemnification hereunder.

8.11.2 If any matter or thing contemplated in Section 8.11.1 (any such matter or thing being hereinafter referred to as a “Claim”) is asserted against the Company or if any potential Claim contemplated hereby comes to the knowledge of the indemnified Person, the Shareholder or such other indemnified Person shall notify the Company as soon as possible of the nature of such Claim (provided that any failure to so notify shall not affect the Company’s liability hereunder except to the extent that the Company is actually prejudiced thereby) and the Company shall, subject as hereinafter provided, be entitled (but not required) at its expense to assume the defence of any suit brought to enforce such Claim and shall be conducted through legal counsel of its choice; provided, however that no admission of liability or settlement of any such Claim may be made by the Company or the Shareholder or other indemnified Person without, in each case, the prior written consent of all such parties.

8.11.3 In respect of any Claim, the Shareholder or other indemnified Person shall have the right to retain separate or additional counsel to act on his, her or its behalf and participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the indemnified Person unless: (i) the Company fails to assume the defence of the Claim on behalf of the indemnified Person within seven business days after the Company has received notice of the Claim; (ii) the Company and the Shareholder or other indemnified Person shall have mutually agreed to the retention of the other counsel; or (iii) the indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Company shall not have the right to assume that defence of the Claim but shall be liable to pay the reasonable fees and expenses of counsel for the indemnified Person as contemplated in Section 8.11.1 above).

9.	INFORMATION RIGHTS.

9.1	Historical Financial Information.

9.1.1 Until such time as the Company has a registration statement declared effective under the 1933 Act or becomes a reporting company under the Exchange Act,

the Company shall have its annual consolidated financial statements audited by a nationally recognized firm of independent registered accountants and its interim consolidated financial statements reviewed by a nationally recognized firm of independent registered accountants in accordance with Statement on Auditing Standards No. 116 issued by the American Institute of Certified Public Accountants (or any similar replacement standard) The Company will post to its website or otherwise make publicly available to each Shareholder:

(a) (i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (ii) for so long as the Company is obligated to prepare and disclose the same pursuant to that certain indenture dated as of April 15, 2011, governing the Company’s 8.250% senior notes due 2021 (as may be amended, the “Indenture”), and in the same manner, as defined in, and to the same extent of such requirements of the Indenture, with respect to the annual and quarterly information, a presentation of Adjusted Net Income, EBITDA and Adjusted EBITDA of the Company; and (iii) with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; provided, however, that the Company will not be required to comply with Section 302 or Section 404 of the Sarbanes Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC nor Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein). The Company intends and hereby undertakes that for a period of two (2) years following the date hereof, and thereafter as determined by the Board as to whether it is in the best interests of the Company to continue to do so, the Company shall keep in place a financial controllership and SOX compliance regime substantially similar to that existing and in place prior to the Confirmation Date and which controllership and regime shall be in a form and manner substantially consistent with what would be required if the Company were a reporting issuer under the Exchange Act, including compliance with the requirements of SOX (for purposes of this Section 9.1 the Exchange Act and SOX together, the “Acts”); provided, however, that with respect to any new requirements that are implemented under SOX after the date hereof, the Company shall only be required to use commercially reasonable efforts as it relates to the foregoing obligation. Notwithstanding the foregoing, the Company shall not, solely by reason of the foregoing, actually be subject to such Acts or to legal liability solely arising from or relating to actual or alleged non-compliance with such Acts, nor be obligated or required to submit filings that would otherwise be due under the Acts, including for example SOX 404, 302 or 906 reports.

(b) At the request of any Shareholder, such information as shall be necessary or appropriate to (i) determine whether the Company or any of its Subsidiaries is a “passive foreign investment company”, a “controlled foreign corporation” or a corporation having a similar status under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) enable such Shareholder (or any of its direct or indirect owners) to comply with its tax reporting obligations in connection with its investment in the Company in a timely manner and (iii) determine the tax consequences of the ownership of its interests in the Company, the receipt of any distributions from the Company, and the disposition of its interests in the Company, including, without limitation, providing the Shareholder with a calculation of the amount of earnings and profits (as determined in accordance with applicable income tax principles) of the Company for all relevant periods. At the request of any Shareholder, the Company shall make, and shall cooperate with such Shareholder in making or permitting such Shareholder to make, any election permitted under the Code or other applicable tax statute that does not have an adverse effect upon any of the Company, its Affiliates or any other Shareholder, including without limitation the making by the Company of a timely and valid election under Section 338(g) of the Code.

(c) within ten business days following the occurrence of any of the events set forth in Form 8-K, all current reports that would be required to be filed with the SEC on Form 8-K pursuant to Items 1.03, 2.01, 2.03, 2.04, 2.06, 4.01, 4.02, 5.01, 5.02 and 5.03 and successors to the foregoing items if the Company were required to file such reports.

9.1.2 Until such time as the Company has a registration statement declared effective under the 1933 Act or becomes a reporting company under the Exchange Act, the Company shall hold, record and make available for replay for a reasonable time period a teleconference with the Shareholders once during each fiscal quarter commencing with respect to the first fiscal quarter of 2012. The Company will post to its website or otherwise make publicly available to its Shareholders, at least five Business Days prior to the date of any teleconference required to be held in accordance with this paragraph, notice of the time and date of such teleconference and including all information necessary to access such teleconference or directing Shareholders to contact the appropriate person at the Company to obtain such information. For greater certainty, the Company shall be entitled to hold one teleconference for purposes of satisfying the foregoing obligations as well as any obligations owed to noteholders pursuant to the Indenture or similar agreement.

9.1.3 All such annual reports shall be furnished within 120 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 60 days after the end of the fiscal quarter to which they relate. The requirements set forth in Section 9.1.1(a) and (c) may be satisfied by posting copies of such information on a public website.

9.1.4 Shareholders acknowledge and agree that notwithstanding Section 5.1 of the Shareholders Agreement, the sole remedy available to any Shareholder for a breach by the Company of the foregoing disclosure obligations set forth above in this Section 9.1.1 shall be a right to seek specific performance in respect of such obligation. The foregoing remedy shall only be permitted to be exercised if the Company fails to comply with the disclosure obligation within 5 business days after a request to so by such Shareholder.

10.	MISCELLANEOUS.

10.1	Authority; Effect.

Each party hereto represents and warrants and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

10.2	Notices.

Any notices and other communications required or permitted in this Agreement to be sent to the Company shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company to it:

c/o Masonite Woldwide Holdings Inc.

1820 Matheson Blvd. B4

Mississauga, Ontario

L4W 0B3

Canada Attn : General Counsel

Fax : (905) 670-6520

and to

c/o Masonite Worldwide Holdings Inc.

One N. Dale Mabry Highway

Suite 950

Tampa, Florida 33609

Attn: General Counsel

Fax : (813) 769-0997

with a copy (which shall not constitute notice) to:

(i) Kirkland and Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile No.: (212) 446-6460

Attention: Joshua N. Korff

(ii) Goodmans LLP

250 Yonge Street, Suite 2400

Toronto, Ontario M5B 2M6

Facsimile No.: (416) 979-1234

Attention: Celia Rhea

Any notices and other communications required or permitted in this Agreement to be sent to any Shareholder shall be effective if in writing and a copy thereto is furnished to The Depositary Trust Company, or if applicable, a successor entity to the Despositary Trust Company that is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission (“DTC”) and/or The Canadian Depository for Securities Limited and its corporate group (including CDS Clearing and Depository Services Inc.), or, if applicable, a successor entity to The Canadian Depository for Securities Limited (“CDS”), as applicable, for posting of such notification through the electronic system of DTC and/or CDS, as applicable, for the purpose of communicating with Shareholders. Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof. Notwithstanding the foregoing, for purposes of Section 9.1.1 only, the delivery of the information required to be delivered to Shareholders thereunder shall be made to such Shareholders at the address or telecopy number provided thereby in the confidentiality agreement referred to in such Section, or may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Company and notified to such Shareholders, provided that the delivery by electronic communication shall not apply to any Shareholder if such Shareholder has notified the Company that it is incapable of receiving information under such Section by electronic communication.

Unless otherwise specified herein, such notices or other communications shall be deemed effective and delivered (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

10.3	Binding Effect, Etc.

This Agreement, together with the Articles, constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein or in the Articles, no Shareholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the Company and any attempted assignment or delegation in violation of the foregoing shall be null and void.

10.4	Descriptive Headings.

The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

10.5	Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

10.6	Severability.

In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect or cause the Company or any Subsidiary thereof to be in violation of applicable law or subject to risk of material loss or damage, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and to avoid such risk to the Company or any Subsidiary as applicable; provided, however, that the parties hereto will negotiate in good faith to amend, modify or supplement the provisions hereto as is appropriate to permit the parties hereto the benefit of such invalid, unlawful or unenforceable provisions, to the extent permitted by applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

10.7	No Recourse.

Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner, member, manager or trustee of any Shareholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner, member, manager or trustee of any Shareholder or of any Affiliate or assignee thereof, as such, for any obligation of any Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

10.8	Aggregation of Shares.

All Shares held by a Shareholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights or incurrence of any obligations under this Agreement.

10.9	Confidentiality; Opportunities.

Each Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries,

any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10.9 by such Shareholder or its Affiliates), (b) is or has been independently developed or conceived by such Shareholder without use of the Company’s or its Subsidiaries’ confidential information or (c) is or has been made known or disclosed to such Shareholder by a third party (other than an Affiliate of such Shareholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Shareholder; provided, however, that a Shareholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Shareholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 10.9 as if such prospective purchaser was a Shareholder, (x) to any Affiliate, partner, member or related investment fund of such Shareholder and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Shareholder to be necessary in connection with such Shareholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its Subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Shareholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, that the acts and omissions of any Person to whom such Shareholder may disclose confidential information pursuant to clauses (v) and (x) of the preceding proviso shall be attributable to such Shareholder for purposes of determining such Shareholder’s compliance with this Section 10.9. Each of the parties hereto acknowledge that the Shareholders or any of their Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including an enterprise which may have products or services which compete directly or indirectly with those of the Company or its Subsidiaries, and may trade in the securities of such enterprise. Nothing in this Section 10.9 shall preclude or in any way restrict the Shareholders or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company.

Notwithstanding any other provision in this Agreement, nothing in this Agreement shall prohibit or restrict any Shareholder or its Affiliates, except for any Shareholder who is an employee of the Company or its Subsidiaries, from engaging in trading, asset management, (including proprietary trading and hedge fund and similar activities), financial advisory, lending or other applicable financial services activities in the ordinary course of their businesses on an arm’s length basis.

10.10	Lenders.

For greater certainty, to the extent a Shareholder or any of its Affiliates, is also a lender or other creditor to the Company or any of its Subsidiaries the rights and obligations of such Shareholder or Affiliate in its capacity as a lender or other creditor shall be determined solely in accordance with the applicable loan or other credit documentation.

11.	GOVERNING LAW.

11.1	Governing Law.

This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the Province of British Columbia without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11.2	Consent to Jurisdiction.

Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the Province of British Columbia for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and/or Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of the Province of British Columbia, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

11.3	Waiver Of Jury Trial.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED AND SUBJECT TO EQUITABLE PRINCIPLES, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO

THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4	Exercise of Rights and Remedies.

No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

12.	DEFINITIONS.

For purposes of this Agreement:

12.1	Certain Matters of Construction.

In addition to the definitions referred to or set forth below in this Section 12:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the others.

12.2	Definitions.

The following terms shall have the following meanings:

“Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, as amended from time to time.

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Shareholders (and vice versa), (b) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 7.2.

“Applicable Canadian Securities Laws” means the securities legislation of each of the provinces and territories of Canada, as amended from time to time, and the rules, regulations, blanket orders, rulings and orders having application to the Company and forms made or promulgated under that legislation and the policies, instruments, bulletins and notices of one or more of the Canadian Securities Authorities.

“Bankruptcy Code” has the meaning set forth in the Preamble.

“BCA” means the Business Corporations Act (British Columbia), as the same may be amended from time to time.

“Board” means the board of directors of the Company.

“Business” means the business of the Company and its Subsidiaries conducted at any given time or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consists of the global manufacturing of residential and commercial doors.

“business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the city of Toronto, Montreal or New York.

“Canadian Securities Authorities” means the British Columbia Securities Commission, the Alberta Securities Commission, the Saskatchewan Financial Services Commission, the Manitoba Securities Commission, the Ontario Securities Commission, Autorité des marchés financiers, the New Brunswick Securities Commission, the Nova Scotia Securities Commission, Superintendent of Securities (Prince Edward Island), the Securities Commission of Newfoundland and Labrador, Securities Registry, Government of the Northwest Territories, Registrar of Securities, Government of Yukon Territory, Registrar of Securities, Nunavut, and any of their successors.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Company” shall have the meaning set forth in the Preamble.

“Confirmation Date” has the meaning ascribed thereto in Section 8.1.1.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Convertible Securities” means any evidence of indebtedness, shares, options, Warrants or other securities which are directly or indirectly convertible into or exchangeable or exercisable for Shares and issued by the Company pursuant to or as contemplated under the Plan or pursuant to the Company’s Incentive Plan or other employee incentive plans.

“Demand Notice” shall have the meaning ascribed thereto in Section 8.1.

“Demand Registrations” means a registration or distribution pursuant to Section 8.

“Employee” shall mean (subject to applicable securities laws) an employee of the Company or an Affiliate, or any officer or consultant of the Company or an Affiliate of the Company.

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding Shares, such number of Shares and (b) as to any outstanding Convertible Securities, SARs or RSUs which constitute Shares for the purposes herein, the maximum number of Shares for which or into which such Convertible Securities, SARs or RSUs may at the time be exercised, converted, exchanged or with respect to which the Participant is entitled to receive (or for which such Convertible Securities, SARs or RSUs will become exercisable, convertible, exchangeable or with respect to which Shares shall be delivered on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall have the meaning ascribed thereto in Section 4.3.

“Family Member” means, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“group” means, with respect to a group of Persons, a “group” within the meaning of Section 13(d)(3) of the Exchange Act;

“Holdback Period” shall have the meaning ascribed thereto in Section 8.9.

“Incentive Plan” shall have the meaning ascribed thereto in the Preamble.

“Management Shareholder” means any current or former Employee of the Company or its direct or indirect Subsidiaries (and any direct or indirect transferee of such current or former Employee) who holds awards settled in Shares issued under any incentive plan of the Company or its direct or indirect Subsidiaries (including the Incentive Plan) or Shares issued pursuant to such awards.

“Participant” means a (i) Shareholder that at the time such Shareholder subscribed for or acquired Shares, was a participant in the Incentive Plan or (ii) Person that becomes party to this Agreement who is a Participant under the Incentive Plan and such Person’s Permitted Transferees.

“Permitted Transferee” means, in respect of (a) any Shareholder that is an entity, (i) any Affiliate of such Shareholder or (ii) any successor entity or with respect to a Shareholder organized as a trust, any successor trustee or co-trustee of such trust, (b) any Shareholder who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent and distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; in each case described in clauses (a) and (b), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 4.2.

“Person” means any individual, partnership, corporation with or without share capital, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” means an offering of Shares to the public in the United States by means of a U.S. Prospectus, where the securities are thereafter listed for trading on the New York Stock Exchange or on any other nationally recognized stock exchange or active over-the-counter market in North America acceptable to the Board.

“Qualified Initial Public Offering” means the completion of an underwritten Public Offering representing at least 10% of the Fully Diluted Eligible Shares (as such term is defined in the Articles), other than registrations on Form S-4 (business combinations) or Form S-8 (employee benefit plans).

“Registrable Securities” means all Shares held or acquired by a Shareholder (as well as any security exchanged therefor or into which such Shares shall have been converted), including, for greater certainty, any Shares or Special Shares of the Company acquired by a Shareholder pursuant to the pre-emptive rights afforded to such Shareholder pursuant to Article 22.26 of the Articles, provided however, that any Registrable Securities shall cease to be Registrable Securities when: (a) a receipt has been issued for a U.S. Prospectus and such Registrable Securities have been distributed pursuant to the plan of distribution set forth in such U.S. Prospectus; or (b) the Company shall have become a reporting issuer (as such term is defined in the Act) and such Registrable Securities are freely transferable and are not subject to any regulatory or other escrow requirement; and provided that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Requesting Holder” shall have the meaning attributed thereto in Section 8.1.

“sale” means a Transfer for value and the terms “sell” and “sold” shall have correlative meanings.

“SEC” means the U.S. Securities and Exchange Commission.

“Shareholders” shall have the meaning set forth in the Preamble.

“Shares” shall have the meaning set forth in the Preamble and for greater certainty includes any common shares of the Company issued by the Company upon the exercise, conversion or exchange of any Convertible Securities, all Convertible Securities (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein) or common shares of the Company acquired upon the exercise or vesting of a SAR or RSU.

“SOX” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“Subsidiary” of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process, beneficially, or otherwise. For the avoidance of doubt, subject to the restrictions contained or referenced in Article 4 of this Agreement, “Transfer” includes: (a) in the case of a transferee that is not an individual, trust or an estate, the loss of control of the transferee by the transferor or an Affiliate transferor; and (b) a transfer of the equity interests of a holder of Shares which was formed for the purpose of holding Shares other than (i) a Permitted Transferee of such holder of Shares, or (ii) to the holder of the equity interest in such holder of Shares.

“Warrants” means warrants issued by the Company pursuant to the Plan which are convertible into or exchangeable or exercisable for Shares.

“U.S. Prospectus” means the prospectus included in any registration statement under the Act, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, Canadian wrappers (to the extent determined necessary and/or desirable by the Board) and all materials incorporated by reference therein.

[Signature pages follow]

Amended and Restated Shareholders Agreement – On Listing (Reflecting Resolution #3)

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY:	MASONITE INTERNATIONAL CORPORATION / CORPORATION INTERNATIONALE MASONITE

By:
Name:
Title: